                                                                   EXHIBIT 10.30

                                                                 EXECUTION COPY






===============================================================================



                                   $90,000,000

                                CREDIT AGREEMENT

                                      AMONG

                      MULTILAYER TECHNOLOGY GMBH & CO. KG,
                                  AS BORROWER,

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                            THE CHASE MANHATTAN BANK,
                            AS ADMINISTRATIVE AGENT,

                                       AND

                             CHASE SECURITIES INC.,
                                   AS ARRANGER


                          DATED AS OF OCTOBER 30, 1998



===============================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
SECTION 1.  DEFINITIONS...........................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Other Definitional Provisions......................................................................10

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS......................................................................10
         2.1  Commitments........................................................................................10
         2.2  Procedure for Borrowing............................................................................10
         2.3  Repayment of Loans.................................................................................11
         2.4  Optional Prepayments...............................................................................11
         2.5  Interest Rates and Payment Dates...................................................................12
         2.6  Computation of Interest and Fees...................................................................12
         2.7  Inability to Determine Floating Portion of Interest Rate...........................................13
         2.8  Pro Rata Treatment and Payments....................................................................14
         2.9  Requirements of Law................................................................................15
         2.10  Taxes.............................................................................................16
         2.11  Indemnity.........................................................................................17
         2.12  Change of Lending Office..........................................................................17
         2.13  Replacement of Lenders............................................................................18

SECTION 3.  REPRESENTATIONS AND WARRANTIES.......................................................................18
         3.1  Financial Condition................................................................................18
         3.2  Existence; Compliance with Law.....................................................................19
         3.3  Power; Authorization; Enforceable Obligations......................................................19
         3.4  No Legal Bar.......................................................................................19
         3.5  Litigation.........................................................................................19
         3.6  No Default.........................................................................................20
         3.7  Ownership of Property; Liens.......................................................................20
         3.8  Intellectual Property..............................................................................20
         3.9  Subsidiaries.......................................................................................20
         3.10  Use of Proceeds...................................................................................20
         3.11  Security Documents................................................................................20
         3.12  Year 2000 Matters.................................................................................21
         3.13  Certain Documents.................................................................................21
         3.14  Withholding Tax...................................................................................21
         3.15  No Filing.........................................................................................21
         3.16  Proper Form.......................................................................................22
         3.17  Choice of Law.....................................................................................22

SECTION 4.  CONDITIONS PRECEDENT.................................................................................22

                                                                                                                Page
SECTION 5.  AFFIRMATIVE COVENANTS................................................................................24
         5.1  Financial Statements...............................................................................24
         5.2  Certificates; Other Information....................................................................24
         5.3  Payment of Obligations.............................................................................25
         5.4  Maintenance of Existence; Compliance. .............................................................25
         5.5  Maintenance of Property; Insurance.................................................................25
         5.6  Inspection of Property; Books and Records; Discussions.............................................25
         5.7  Notices............................................................................................26
         5.8  Environmental Laws.................................................................................26
         5.9  Additional Collateral, etc.........................................................................26

SECTION 6.  EVENTS OF DEFAULT....................................................................................27

SECTION 7.  THE ADMINISTRATIVE AGENT.............................................................................29
         7.1  Appointment........................................................................................29
         7.2  Delegation of Duties...............................................................................29
         7.3  Exculpatory Provisions.............................................................................30
         7.4  Reliance by Administrative Agent...................................................................30
         7.5  Notice of Default..................................................................................30
         7.6  Non-Reliance on Administrative Agent and Other Lenders.............................................30
         7.7  Indemnification....................................................................................31
         7.8  Administrative Agent in Its Individual Capacity....................................................31
         7.9  Successor Administrative Agent.....................................................................32
         7.10  Authorization to Release Guarantees and Liens.....................................................32

SECTION 8.  MISCELLANEOUS........................................................................................32
         8.1  Amendments and Waivers.............................................................................32
         8.2  Notices............................................................................................33
         8.3  No Waiver; Cumulative Remedies.....................................................................34
         8.4  Survival of Representations and Warranties.........................................................34
         8.5  Payment of Expenses and Taxes......................................................................34
         8.6  Successors and Assigns; Participations and Assignments.............................................35
         8.7  Adjustments; Set-off...............................................................................37
         8.8  Counterparts.......................................................................................37
         8.9  Severability.......................................................................................37
         8.10  Integration.......................................................................................38
         8.11  GOVERNING LAW.....................................................................................38
         8.12  Submission To Jurisdiction; Waivers...............................................................38
         8.13  Acknowledgements..................................................................................38
         8.14  Confidentiality...................................................................................39
         8.15      Accounting Changes............................................................................39
         8.16      Judgment......................................................................................39
         8.17      Collateral Agent as Secured Creditor..........................................................40
         8.18  WAIVERS OF JURY TRIAL.............................................................................40

                                                                                                              Page
SCHEDULES:

1.1A                  Commitments
1.1B                  Premium Schedule
3.3                   Consents, Authorizations, Filings and Notices
3.11(a)               Filing Jurisdictions




EXHIBITS:

A                     List of German Security Agreements
B                     Form of Closing Certificate
C                     Form of Assignment and Acceptance
D-1                   Form of Legal Opinion of Curtis, Mallet-Provost, Colt & Mosle
D-2                   Form of Legal Opinion of Raupach & Wollert-Elmendorff
D-3                   Form of Legal Opinion of Michaelis Pfeiffer Konig
D-4                   Form of Legal Opinion of Loeff Claeyes Verbeke
E                     Form of Guarantee Agreement
F                     Form of Guarantee and Collateral Agreement
G                     Form of Intercreditor Agreement

                  CREDIT AGREEMENT, dated as of October 30, 1998, among MULTILAYER TECHNOLOGY GMBH & CO. KG, a German limited partnership (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), and THE CHASE MANHATTAN BANK, as administrative agent.

                               W I T N E S S E T H

                  WHEREAS, pursuant to the Acquisition Agreement (such capitalized term and other capitalized terms used without definition in these recitals being used with the meanings given such terms in Section 1.1) the Borrower will acquire from Hewlett-Packard GmbH certain assets used in the manufacturing of certain printed circuit boards, including the premises used for such manufacturing at its facility located in Boblingen, Germany; and

                  WHEREAS, to finance, in part, the cost of the Acquisition (including specified assumed liabilities), and the payment of fees and expenses relating thereto, the Borrower has requested the Lenders to make available the credit facilities described herein; and

                  WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and
(c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Acquisition": the purchase by the Borrower from Hewlett-Packard GmbH of certain assets used in the manufacturing of certain printed circuit boards, including the premises used for such manufacturing at Hewlett-Packard GmbH's facility located at Boblingen, Germany, and the assumption of certain specified liabilities, pursuant to the Acquisition Agreement.

                  "Acquisition Agreement": the Master Asset Purchase Agreement, dated as of October 30, 1998, by and among the Seller, the Borrower and DII.

                  "Acquisition Documentation": collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith (including, without limitation, the Division Purchase Agreement), in each case as amended, supplemented or otherwise modified from time to time.

                  "Administrative Agent": The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power or, if no securities are issued, exercise 10% or more of the voting rights, for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Arranger": Chase Securities Inc., as arranger of the Commitments.

                  "Assignee": as defined in Section 8.6(c).

                  "Assignment and Acceptance": an Assignment and Acceptance, substantially in the form of Exhibit C.

                  "Assignor": as defined in Section 8.6(c).

                  "Benefitted Lender": as defined in Section 8.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss.
327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change of Control": either of the following events: (a) a "Change of Control" (as defined in the DII Credit Agreement) shall occur or (b) DII shall cease to own, directly or indirectly, 100% of the Capital Stock of the Borrower.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4 shall have been satisfied, which date is the date hereof.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collateral Agent": The Chase Manhattan Bank, together with its affiliates, as collateral agent pursuant to the terms of the Intercreditor Agreement.

                  "Commitment": as to any Lender, the obligation of such Lender to make a Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Commitment" opposite such Lender's name on
Schedule 1.1A. The original aggregate amount of the Commitments is $90,000,000.

                  "Confidential Information Memorandum": the Confidential Information Memorandum dated October 1998 and furnished to the Lenders.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CV": DII International Holdings C.V., which is a wholly owned Netherlands subsidiary of DII and the indirect parent of the Borrower.

                  "Default": any of the events specified in Section 6, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivative Agreements": of any Person at any date, swaps, caps or collar agreements or similar arrangements to which such Person and any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") are parties under which such parties agree to exchange payments based upon interest rates, exchange rates or market prices or values or changes therein in respect of debt obligations or equities, currencies or commodities or indexes in respect of any of the foregoing without delivery of the same (including, whether or not otherwise included in the foregoing, options granted or written by such Person in favor of a Derivatives Counterparty intended to be settled in cash.)

                  "DII":  The DII Group, Inc., a Delaware corporation.

                  "DII Credit Agreement": the Credit Agreement, dated as of the date hereof, among DII, the Subsidiary Borrowers from time to time parties thereto, the lenders named therein and The Chase Manhattan Bank, as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Division Purchase Agreement": the Division Purchase Agreement, dated as of October 30, 1998, between Hewlett-Packard Company and Multilayer Technology.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "DOVatron": DOVatron Verwaltungs GmbH, a German limited liability company which is a limited partner of the Borrower owning 100% of the limited partnership interest in the Borrower.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Dow Jones Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Dow Jones Markets screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 6, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excluded Foreign Subsidiary": any Subsidiary of DII that is not organized under the laws of any jurisdiction within the United States in respect of which either (a) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations (as defined in the Guarantee and Collateral Agreement), would, in the good faith judgment of DII, result in adverse tax, legal or regulatory consequences to DII.

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Funding Office": the office of the Administrative Agent specified in Section 8.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States as in effect from time to time.

                  "German Security": the collective reference to the agreements set forth on Exhibit A, each in form and substance satisfactory to the Administrative Agent.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any international or supranational organization, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

                  "Guarantee Agreement": the Guarantee Agreement to be made by DII, CV, Multilayer and DOVatron in favor of the Collateral Agent for the benefit of the Lenders, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by DII and each of its Subsidiaries (other than Excluded Foreign Subsidiaries and Immaterial Subsidiaries (as defined in the DII Credit Agreement)), substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor (other than pursuant to a contractual right to indemnity (other than in respect of Indebtedness) in connection with acquisitions or dispositions in accordance with the past practice of DII), (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to DII, CV, Multilayer, DOVatron and the Guarantors named in the Guarantee and Collateral Agreement.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) the liquidation value of all redeemable preferred Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and (j) for the purposes of Section 6(e) only, all obligations of such Person in respect of Derivative Agreements.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, German, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercreditor Agreement": the Collateral Agency and Intercreditor Agreement to be entered into among The Chase Manhattan Bank, as collateral agent, each of the Lenders and each Lender under the DII Credit Agreement, substantially in the form of Exhibit G, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Payment Date": the last day of each Interest Period and the date of any repayment or prepayment made in respect of the Loans.

                  "Interest Period": as to any Loan, (a) initially, the period commencing on the Closing Date and ending three months thereafter; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period and ending three months thereafter; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Lenders":  as defined in the preamble hereto.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents and the Intercreditor Agreement.

                  "Loan Parties": the Borrower, each Guarantor and each other Subsidiary of DII that is a party to a Loan Document.

                  "Material Adverse Effect": a material adverse effect on (a) the Acquisition, (b) the business, property, operations, condition (financial or otherwise) or prospects of the

Borrower and its Subsidiaries taken as a whole or DII and its Subsidiaries taken as a whole or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Multilayer": Multilayer Technology Geschaftsfuhrungs GmbH, a German limited liability company which is the general partner of the Borrower.

                  "Non-Excluded Taxes": as defined in Section 2.10(a).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 8.6(b).

                  "Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Pledge Agreement": the Pledge Agreement to be made by DOVatron Nevada, Inc. and DOVatron Mexico, Inc. in favor of the Collateral Agent for the ratable benefit of the Lenders, in form and substance satisfactory to the Administrative Agent, pursuant to which the pledgors pledge 35% of their interest in CV to the Collateral Agent for the ratable benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Premium": an amount determined in accordance with Schedule 1.1B.

                  "Pro Forma Balance Sheet": as defined in Section 3.1.

                  "Reference Lender": The Chase Manhattan Bank.

                  "Register": as defined in Section 8.6(d).

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the aggregate unpaid principal amount of the Loans then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or the executive vice president of finance of the Borrower or DII, as the case may be, but in any event, with respect to financial matters, the chief financial officer or the executive vice president of finance of the Borrower or DII, as the case may be.

                  "Security Documents": the collective reference to the Guarantee Agreement, the German Security Documents, the Pledge Agreement, the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Seller": Hewlett-Packard GmbH, a German limited liability company.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Transferee": any Assignee or Participant.

                  "United States": the United States of America.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings as used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (iii) the word "incur" shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words "incurred" and "incurrence" shall have correlative meanings), and (iv) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Commitment of such Lender.

                  2.2 Procedure for Borrowing. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time, two Business Days prior to the anticipated Closing Date) requesting that the Lenders make the Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Loan to be made by such Lender. The Administrative Agent shall make the proceeds of the Loans available to the Borrower in like funds as received by the Administrative Agent from the Lenders.

                  2.3 Repayment of Loans. (a The Loan of each Lender shall mature and be payable in full on the fifth anniversary of the Closing Date.

                   (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Loan of such Lender as set forth in paragraph (a) above (or on such earlier date on which the Loans become due and payable pursuant to Section 6). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.5.

                   (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time in respect of such Loan under this Agreement.

                   (d) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 8.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                   (e) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loan of such Lender in accordance with the terms of this Agreement.

                   2.4 Optional Prepayments. The Borrower may at any time prepay the Loans, in whole but not in part, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior to the date of prepayment, which notice shall specify the date of prepayment; provided, that
(i) the Borrower shall, at the time of such prepayment, pay to the Administrative Agent for the ratable benefit of the Lenders, the Premium calculated as of the date of such prepayment and (ii) if the Loans are prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.11. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the entire principal amount of the Loans shall be due and payable on the date specified therein, together with the Premium and accrued interest to such date and any amounts payable pursuant to
Section 2.11.

                   2.5 Interest Rates and Payment Dates. (a) The Loans shall bear interest for each Interest Period at a per annum rate of interest comprised of a fixed rate component and a variable rate component, as follows:

                        (i) a fixed rate component calculated at the rate per annum of 6.667% on the aggregate principal amount of the Loans; and

                       (ii) a variable rate component calculated at the rate per annum determined in accordance with the following formula:

                           VR       =       ER+2.00%     x  N
                                            --------
                                                3

         where:

                           VR       =       variable interest rate per annum

                           ER       =       Eurodollar Rate determined for such
                                            Interest Period; provided, that
                                            with respect to the interest rate
                                            for the initial Interest Period
                                            commencing on the Closing Date, ER
                                            shall be a rate to be determined by
                                            the Administrative Agent.

                           N        =       a notional amount equal initially
                                            to $90,000,000, which notional
                                            amount will be reduced by $4,500,000
                                            on each Interest Payment Date;
                                            provided, that no such reduction
                                            shall occur on any such scheduled
                                            reduction date if any Default
                                            described in Section 6(a) shall have
                                            occurred and be continuing.

                   (b) (i) If all or a portion of the principal amount of, or interest or Premium on, any Loan or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the ABR plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                   (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section shall be payable from time to time on demand.

                   2.6 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of the Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                   (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.6(a).

                  2.7 Inability to Determine Floating Portion of Interest Rate. If prior to the first day of any Interest Period:

                   (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                   (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given all outstanding Loans shall on the last day of the then current Interest Period and until such notice has been withdrawn by the Administrative Agent bear interest comprised of a fixed rate component and a variable rate component, as follows:

                        (i) a fixed rate component calculated at the rate per annum of 6.667% on the aggregate principal amount of the Loans; and

                       (ii) a variable rate component calculated at the rate per annum determined in accordance with the following formula:

                           VR       =       ABR+0.50%  x  N
                                            ---------
                                                 3

         where:

                           VR       =       variable interest rate per annum

                           ABR      =       (as defined in Section 1.1)

                           N        =       a notional amount equal initially
                                            to $90,000,000, which notional
                                            amount will be reduced by $4,500,000
                                            on each Interest Payment Date;
                                            provided, that no such reduction
                                            shall occur on any such scheduled
                                            reduction date if any Default
                                            described in Section 6(a) shall have
                                            occurred and be continuing.

                  2.8 Pro Rata Treatment and Payments. (a) The borrowing by the Borrower from the Lenders hereunder shall be made pro rata according to the respective Percentages of the Lenders.

                   (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on (including any Premium) the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. Each payment in respect of the Loans shall be applied first to accrued and unpaid interest and Premium and then to principal. Amounts prepaid on account of the Loans may not be reborrowed.

                   (c) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, Premium, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment on a Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                   (d) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans, on demand, from the Borrower.

                   (e) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                   2.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Loan made by it, any other Loan Document or any present or future assignment or participation agreement contemplated by Section 8.6 or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes to the extent that they are to be borne by the Borrower pursuant to Section 2.10 and

         Excluded Taxes and except for changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                      (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, continuing or maintaining Loans, or to reduce any amount receivable hereunder or under any other Loan Document or any present or future assignment or participation agreement contemplated by Section 8.6 in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that such Lender shall have given reasonable notice to the Borrower within 180 days after it becomes aware or, in the exercise of reasonable care, should have been aware of the event giving rise to such payment obligation. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                   (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction, provided that such Lender shall have given reasonable notice to the Borrower within 180 days after it becomes aware or, in the exercise of reasonable care, should have been aware of the event giving rise to such payment obligation.

                   (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                   2.10 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) ("Excluded Taxes") imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender or a Participant having been a party to or having executed, delivered or performed its obligations or received a payment under, or enforced or accepted, this Agreement, any other Loan Document, the DII Credit Agreement or any other document (including, without limitation, any present or future assignment or participation agreement contemplated by Section 8.6 which has been or in the future will be executed in connection therewith) and other than arising from the Administrative Agent, the Collateral Agent, a Lender or a Participant being or becoming an Affiliate of the Borrower). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender or a Participant hereunder or under any present or future assignment or participation agreement contemplated by Section 8.6, the amounts so payable to the Administrative Agent or such Lender or such Participant shall be increased to the extent necessary to yield to the Administrative Agent or such Lender or such Participant (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder or under any present or future assignment or participation agreement contemplated by Section 8.6 at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes that are attributable to such Lender's failure to comply with the requirements of paragraph (d) of this Section.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof, if available. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.

                  (d) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                   (e) The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                   2.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of or continuation of Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or continued, for the period from the date of such prepayment or of such failure to borrow or continue to the last day of such Interest Period (or, in the case of a failure to borrow or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                   2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.9 or 2.10(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.9 or 2.10(a).

                   2.13 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.9 or 2.10(a) or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) prior to any such replacement, such Lender shall have taken no action under Section 2.12 so as to eliminate the continued need for payment of amounts owing pursuant to Section
2.9 or 2.10(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.11 if any Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 8.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.9 or 2.10, as the case may be, and Section 8.6(b) and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                   To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                   3.1 Financial Condition. The unaudited pro forma balance sheet of the Borrower as at the Closing Date (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Acquisition, (ii) the Loans to be made on the Closing Date and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower as at the Closing Date, assuming that the events specified in the preceding sentence had actually occurred at such date. The Borrower does not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the Pro Forma Balance Sheet.

                   3.2 Existence; Compliance with Law. The Borrower (a) is a duly organized and validly existing limited partnership and is registered under No. HRA2264 in the commercial register of Boblingen under the laws of Germany,
(b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   3.3 Power; Authorization; Enforceable Obligations. The Borrower and Multilayer each have the power and authority, and the legal right, to make, deliver and perform the Loan Documents and the Acquisition Documents to which the Borrower is a party and to borrow hereunder and to consummate the Acquisition. The Borrower and Multilayer have taken all necessary action to authorize the execution, delivery and performance of the Loan Documents to which the Borrower is a party and to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 3.3, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the actions referred to in Section 3.11. Each Loan Document to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which the Borrower is a party upon execution will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                   3.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder, the use of the proceeds thereof and the consummation of the Acquisition will not violate any Requirement of Law or any Contractual Obligation of the Borrower and/or Multilayer and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower and/or Multilayer could reasonably be expected to have a Material Adverse Effect.

                   3.5 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower and/or Multilayer or against any of their properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or the Acquisition, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  3.6 No Default. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                   3.7 Ownership of Property; Liens. The Borrower has good and marketable title to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by the Guarantee Agreement.

                   3.8 Intellectual Property. The Borrower owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower does not infringe on the rights of any Person in any material respect.

                  3.9 Subsidiaries. The Borrower has no Subsidiaries on the Closing Date.

                   3.10 Use of Proceeds. The proceeds of the Loans shall be used to finance the Acquisition and to pay related fees and expenses.

                   3.11 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the certificated Pledged Stock described in the Guarantee and Collateral Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements and other filings specified on Schedule 6.19 to the DII Credit Agreement are filed in the offices specified in such schedule, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the parties to the Guarantee and Collateral Agreement in such Collateral and the proceeds thereof, as security for the obligations of DII under the Guarantee Agreement and the obligations and liabilities of the Borrowers (as defined in the DII Credit Agreement) under the DII Credit Agreement, in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by the Guarantee Agreement).

                   (b) Each of the Security Documents (other than the Guarantee and Collateral Agreement) is effective to create in favor of the Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the collateral described therein and proceeds thereof. In the case of the collateral described in such Security Documents, when the appropriate actions are taken under relevant foreign laws (as specified in such Security Documents), such Security Documents shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of each of the relevant grantors parties thereto in such collateral and the proceeds thereof, as security for the obligations of the Borrower and the other Loan Parties hereunder and under the other Loan Documents, in each case prior and superior in right to any other Person (except Liens permitted by the Guarantee Agreement).

                   3.12 Year 2000 Matters. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips material to the conduct of business, in either case owned or operated by the Borrower or used or relied upon in the conduct of its business (including any such systems and other equipment supplied by others or with which the computer systems of the Borrower interface), and the testing of all such systems and other equipment as so reprogrammed in all material respects, will be completed by October 1, 1999. The costs to the Borrower that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer system of the Borrower is and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of its business as currently conducted.

                   3.13 Certain Documents. The Borrower has delivered to each Lender a complete and correct copy of the Acquisition Documentation, including any amendments, supplements or modifications with respect to any of the foregoing.

                   3.14 Withholding Tax. (a) There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Germany or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Agreement or any of the other Loan Documents (or any other document including, without limitation, any present or future assignment or participation agreement contemplated by Section 8.6, which has been or in the future will be executed in connection therewith) or (ii) on any payment to be made by the Borrower pursuant to this Agreement or any of the other Loan Documents or on any payment to be made by the Borrower, the Administrative Agent, the Collateral Agent or any Lender to any Participant. The Borrower is permitted to make all payments pursuant to this Agreement or any other Loan Document or any other document executed in connection therewith, and each Lender, the Administrative Agent and the Collateral Agent are and also in the future will be permitted to make payments to any Participant free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Germany or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of any Lender, the Administrative Agent, the Collateral Agent or any Participant will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Germany or any political subdivision or taxing authority therein or thereof.

                  (b) The Borrower neither believes nor reasonably expects that any interest paid by the Borrower hereunder will constitute interest paid by a trade or business in the United States within the meaning of Section 884(f)(l)(A) of the Internal Revenue Code of 1986, as amended.

                   3.15 No Filing. To ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the other Loan Documents in Germany, it is not necessary that this Agreement, any other Loan Document or any other document be filed or recorded with any court or other authority in Germany, or that any stamp or similar tax be paid on or in respect of this Agreement or any of the other Loan Documents.

                   3.16 Proper Form. This Agreement will be in proper legal form under the laws of Germany for the enforcement thereof in Germany.

                   3.17 Choice of Law. In any action or proceeding involving the Borrower arising out of or relating to this Agreement in any court of Germany, each Lender and the Administrative Agent would be entitled to the recognition and effectiveness of the provisions of Section 8.11.

                         SECTION 4. CONDITIONS PRECEDENT

                   The agreement of each Lender to make the Loan requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date (but in any event no later than November 30, 1998), of the following conditions precedent:

                   (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee Agreement, executed and delivered by a duly authorized officer of each of DII, CV, Multilayer and DOVatron, (iii) each of the German Security Agreements, executed and delivered by a duly authorized officer of each party thereto, (iv) the Intercreditor Agreement, executed and delivered by a duly authorized officer of the parties thereto and (v) the Pledge Agreement, executed and delivered by a duly authorized officer of each of the parties thereto.

                   (b) DII Credit Agreement. The DII Credit Agreement shall have been duly executed and delivered by the parties thereto and the conditions precedent to the Closing Date thereunder set forth in
         Section 7 thereof shall have been satisfied.

                   (c) Lien Searches. The Administrative Agent shall have received the results of a recent lien search or other analogous investigation, to the extent applicable under relevant law, in each of the jurisdictions where assets of the Borrower are located, and such search or investigation shall reveal no liens on any of the assets of the Borrower except for liens permitted by the Guarantee Agreement or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

                   (d) Fees. The Lenders, the Administrative Agent and the Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                   (e) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

                   (f) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of Curtis, Mallet-Prevost, Colt
                   & Mosle, United States counsel to the Loan Parties and its Subsidiaries, substantially in the form of Exhibit D-1;

                           (ii) the legal opinion of Raupach &
                   Wollert-Elmendorff, German tax counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit D-2;

                           (iii) the legal opinion of Michaelis Pfeiffer Konig,
                   German counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit D-3;

                           (iv) the legal opinion of Loeff Claeyes Verbeke,
                   Netherlands counsel to CV and its Subsidiaries, substantially in the form of Exhibit D-4;

                           (v) the legal opinion of Bruckhaus Westrick Heller
                   Lober, German counsel to the Lenders, in form and substance satisfactory to the Administrative Agent; and

                           (vi) to the extent consented to by the relevant
                   counsel, each legal opinion, if any, delivered in connection with the Acquisition Agreement, accompanied by a reliance letter in favor of the Lenders.

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                   (g) Accountants' Opinions. The Lenders shall have received opinions of Deloitte & Touche LLP, tax advisors to the Loan Parties, concerning the effectiveness of the tax structure of the transactions contemplated by this Agreement, in form and substance satisfactory to the Administrative Agent.

                   (h) Appointment of Agent for Service of Process. Each of the Borrower, Multilayer and DOVatron shall have irrevocably appointed DII as its agent for service of processes in the United States pursuant to documentation in form and substance satisfactory to the Administrative Agent.

                   (i) Perfection of Liens and Security Interests. All filings, recordings and other actions that are necessary or reasonably desirable in order to establish, protect, preserve and perfect a Collateral Agent's lien on and perfected security interest (to the extent perfection is permitted or provided for under relevant law) in all right, title, estate and interest of the Loan Parties in and to all Collateral covered by the Security Documents prior and superior to all other Liens, existing or future, except Liens permitted by the Guarantee Agreement, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrower. The Collateral Agent shall have received authenticated copies or other evidence of all filings, recordings and other actions obtained or made in order to create and perfect such first lien on and perfected security interest (to the extent perfection is permitted or provided for under relevant law) in the right, title, estate and interest of the Borrower in and to all Collateral covered by the Security Documents.

                   (j) Representations and Warranties. Each of the representations and warranties made by each Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                   (k) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

                        SECTION 5. AFFIRMATIVE COVENANTS

                   The Borrower hereby agrees that, so long as the Commitments remain in effect, or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

                  5.1 Financial Statements. Furnish to the Administrative Agent and each Lender, in each case in English:

                   (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidated statements of income and of cash flows for such year (in each case, expressed in Dollars), setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects; and

                   (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited condensed consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited condensed consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such officer and disclosed therein).

                   5.2 Certificates; Other Information. Furnish to the Administrative Agent and each Lender (or, in the case of clause (c), to the relevant Lender), in each case in English:

                   (a) concurrently with the delivery of any financial statements pursuant to Section 5.1, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

                   (b) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Acquisition Documentation; and

                   (c) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                   5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                   5.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause
(ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   5.5 Maintenance of Property; Insurance. (a) Keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                   5.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time on any Business Day and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants with prior notice to the Borrower and its Subsidiaries and subject to reasonable security and confidentiality procedures.

                   5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                   (a) the occurrence of any Default or Event of Default;

                   (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                   (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 (or the equivalent thereof) or more and not covered by insurance or in which injunctive or similar relief is sought; and

                   (d) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                   5.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                   (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                   5.9 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by the Borrower (other than (y) any property described in paragraph (b) below and (z) any property subject to a Lien expressly permitted by the Guarantee Agreement) as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected (to the extent perfection is permitted or provided for under relevant law) Lien, promptly take all actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected (to the extent perfection is permitted or provided for under relevant law) first priority security interest in such property.

                   (b) With respect to any new Subsidiary created or acquired after the Closing Date by the Borrower, promptly (i) execute and deliver to the Collateral Agent all security documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower, (ii) cause such new Subsidiary (A) to take such actions necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected (to the extent perfection is permitted or provided for under relevant law) first priority security interest in the Collateral described in clause (i) above with respect to such new Subsidiary and (B) to deliver to the Collateral Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, (iii) cause such new Subsidiary to enter into a guarantee in respect of the Borrower's obligations hereunder in form and substance satisfactory to the Collateral Agent and (iv) if requested by the Collateral Agent, deliver to the Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent.


                          SECTION 6. EVENTS OF DEFAULT

                   If any of the following events shall occur and be continuing:

                   (a) the Borrower shall fail to pay any principal or Premium on any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                   (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

                   (c) (i) the Borrower shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 5.4(a) or Section 5.7(a) of this Agreement, (ii) an "Event of Default" under and as defined in the DII Credit Agreement shall have occurred and be continuing, (iii) DII shall default in the observance or performance of any agreement contained in Section 2 of the Guarantee Agreement or (iv) any Loan Party shall default in the observance or performance of any agreement contained in Sections 5.5 and 5.7(b) of the Guarantee and Collateral Agreement; or

                   (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                   (e) any Guarantor, the Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding the Loans) on the scheduled or original due date with respect thereto; or
         (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or
         (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000 (or the equivalent thereof); or

                   (f) (i) DII, CV, the Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or DII, CV, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against DII, CV, the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against DII, CV, the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) DII, CV, the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) DII, CV, the Borrower or any of its

         Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                   (g) one or more judgments or decrees shall be entered against DII, CV, the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 (or the equivalent thereof) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                   (h) any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                   (i) the Guarantee Agreement or the guarantee contained in
         Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                   (j) a Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the Premium, which shall also become immediately due and payable, and (B) if such event is any other Event of Default, the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith and the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, the Premium, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                       SECTION 7. THE ADMINISTRATIVE AGENT

                   7.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                   7.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                   7.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                   7.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower, DII and CV), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of all the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                   7.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by all Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                   7.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                   7.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time

(whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                   7.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent was not the Administrative Agent. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                   7.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 6(a) or Section 6(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                   7.10 Authorization to Release Guarantees and Liens. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each of the Lenders (without requirement of notice to or consent of any Lender except as expressly required by Section 8.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 8.1.

                            SECTION 8. MISCELLANEOUS

                   8.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 8.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time,
(a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as all of the Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest, Premium or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender directly affected thereby; (ii) amend, modify or waive any provision of this Section 8.1 or reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their obligations under the Guarantee or Guarantee and Collateral Agreement, as the case may be, in each case without the written consent of all Lenders; or (iii) amend, modify or waive any provision of Section 7 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                   8.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

         The Borrower:                Multilayer Technology GmbH and Co. KG
                                             Herrenberger Strasse 110
                                             Boblingen, Germany
                                             Attention: Michael Corkery
                                             Telecopy:  49-7031-14-1782
                                             Telephone:  49-7031-14-1801

         The Administrative Agent:           The Chase Manhattan Bank
                                             One Chase Manhattan Plaza
                                             8th Floor
                                             New York,  New York  10081
                                             Attention:  Loan and Agency
                                                           Services Group
                                             Telecopy:  (212) 552-5658
                                             Telephone:  (212) 552-7277

         with a copy to:                     The Chase Manhattan Bank
                                             2 Court Street, P.O. Box 706
                                             Binghamton, New York  13902
                                             Attention:  Michael Brunner
                                             Telecopy:  (607) 772-9341
                                             Telephone:  (607) 772-2375

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

                   8.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                   8.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                   8.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, any present or future assignment or participation agreement contemplated by Section 8.6(b) and any such other documents, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 8.5 shall be payable promptly after written demand therefor. Statements payable by the Borrower pursuant to this Section 8.5 shall be submitted to The Chase Manhattan Bank, One Chase Manhattan Plaza, New York, New York 10081, Attn: Jesus Sang (Telephone No. (212) 552-7916) (Telecopy No. (212) 552-5650), at the address of the Borrower set forth in Section 8.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 8.5 shall survive repayment of the Loans and all other amounts payable hereunder.

                   8.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                   (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any premium or fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 8.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.10, 2.11 and 2.13(viii) with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender and each Lender who sold the participating interest shall be entitled to raise the claims under Section 2.9,
2.10 and 2.11 also in relation to taxes, expenses, losses and other amounts described in said Sections arising in connection with, or due to, the participation in the respective Commitments and Loans and the documents in connection therewith; provided that, in the case of Section 2.10, such Participant shall have complied with the requirements of Section 2.10(d).

                   (c) Any Lender (an "Assignor") may, in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an "Assignee") all, but not part, of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall be released from its obligations under this Agreement and such Assignor shall cease to be a party hereto. Notwithstanding any provision of this Section 8.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default pursuant to Section 8(f) shall have occurred and be continuing with respect to the Borrower.

                   (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 8.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans for all purposes of this Agreement. Any assignment of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.

                   (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by
Section 8.6(c), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

                   (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 8.6 concerning assignments of Loans relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender of any Loan to any Federal Reserve Bank in accordance with applicable law.

                   8.7 Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a "Benefitted Lender") shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 6, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the

Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                   (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                   8.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                   8.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                   8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                   8.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                   8.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                   (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                   (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                   (c) acknowledges that it has appointed DII to receive and accept service of process in any such action or proceeding on behalf of the Borrower and that DII has accepted such appointment;

                   (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to DII at its address specified in Section 12(c) of the Guarantee Agreement or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                   (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                   (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                   8.13 Acknowledgements. The Borrower hereby acknowledges that:

                   (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                   (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                   (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                   8.14 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee that agrees to comply with the provisions of this Section, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority,
(e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding,
(g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                   8.15 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "Accounting Changes" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                   8.16 Judgment. The obligation of the Borrower hereunder due to any party hereto in Dollars shall, notwithstanding any judgment in a currency (the "judgment currency") other than Dollars, be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the judgment currency such party may in accordance with normal banking procedures purchase Dollars with the judgment currency; if the amount of Dollars so purchased is less than the sum originally due to such party in Dollars, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the party against such loss, and if the amount of Dollars so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to the Borrower the excess.


                   8.17 Collateral Agent as Secured Creditor. Each of the Borrower and the Lenders agree that the Collateral Agent shall be the joint and several creditor together with the relevant Lender of each and every obligation of the Borrower toward each of the Lenders under this Agreement and the other Loan Documents pursuant to Section 7.2 of the Intercreditor Agreement, with such rights as set forth in such Section.

                   8.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       MULTILAYER TECHNOLOGY GMBH AND
                                       CO. KG


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:


                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent and as a Lender


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title: